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Exhibit 99.1

Assured Guaranty Corp. ("AGC")
December 31, 2009
Financial Supplement

This supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (together with its subsidiaries, "Assured Guaranty" or the "Company") with the U.S. Securities and Exchange Commission ("SEC"), including Assured Guaranty's Annual Report on Form 10-K for the year ended December 31, 2009. For the purposes of this supplement, all references to the "Company" shall mean AGC.

Some amounts in this Financial Supplement may not add due to rounding.

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade of Assured Guaranty or its affiliates and/or of transactions insured by Assured Guaranty or its affiliates, both of which have occurred in the past; (2) developments in the world's financial and capital markets that adversely affect issuers' payment rates, Assured Guaranty's loss experience, its ability to cede exposure to reinsurers, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world's credit markets, segments thereof or general economic conditions; (4) more severe or frequent losses affecting the adequacy of Assured Guaranty's loss reserves; (5) the impact of market volatility on the mark-to-market of Assured Guaranty's contracts written in credit default swap form; (6) reduction in the amount of reinsurance portfolio opportunities available to Assured Guaranty; (7) decreased demand or increased competition; (8) changes in applicable accounting policies or practices; (9) changes in applicable laws or regulation, including insurance and tax laws; (10) other governmental actions; (11) difficulties with the execution of Assured Guaranty's business strategy; (12) contract cancellations; (13) Assured Guaranty's dependence on customers; (14) loss of key personnel; (15) adverse technological developments; (16) the effects of mergers, acquisitions and divestitures; (17) natural or man-made catastrophes; (18) other risks and uncertainties that have not been identified at this time; (19) management's response to these factors; and (20) other risk factors identified in Assured Guaranty's filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Assured Guaranty Corp.

Selected Financial Highlights

(dollars in millions)

	Quarter Ended December 31,			Year Ended December 31,
			% Change versus 4Q-08			% Change versus YTD 2008
	2009	2008		2009	2008
Operating income reconciliation:
Operating income (loss)[b]	$(37.0)	$(8.7)	325%	$(127.2)	$18.5	NM
Plus: Realized gains (losses) on investments, after tax	(2.1)	(6.6)	(68)%	1.9	(9.5)	NM
Plus: Non-credit impairments fair value gains (losses) on credit derivatives, after tax	(58.8)	(105.2)	(44)%	(165.3)	98.0	NM
Plus: Unrealized gains (losses) on committed capital securities, after tax	(3.2)	12.0	NM	(30.6)	27.8	NM
Plus: Goodwill impairment	-	-	NM	(85.4)	-	NM

Net income (loss)	$(101.1)	$(108.5)	(7)%	$(406.6)	$134.8	NM

Earned premiums from refundings	$6.4	$7.2	(11)%	$53.8	$14.4	274%
Operating income effect	$2.5	$3.1	(19)%	$34.0	$5.9	476%
	As of December 31,
			% Change versus 12/31/2008
Adjusted book value reconciliation:	2009	2008

Book value (GAAP shareholder's equity)[1]	$1,226.2	$1,046.0	17%
Less: Non-credit impairment fair value gains (losses) on credit derivatives, after tax	(380.7)	(215.4)	77%
Less: Unrealized gains on committed capital securities, after tax	2.6	33.2	(92)%
Less: Unrealized gain (loss) on investment portfolio excluding foreign exchange effect, after tax	27.6	(6.9)	NM

Operating shareholder's equity	$1,576.7	$1,235.1	28%
Less: Deferred acquisition costs, after tax	29.3	51.3	(43)%
Plus: Net present value of estimated future credit derivative revenue, after taxe,[2]	244.8	378.2	(35)%
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss, after tax	651.3	326.0	100%

Adjusted book value[d]	$2,443.5	$1,888.0	29%

Return on equity ("ROE") calculations[3]:
ROE, excluding unrealized gain (loss) on investment portfolio	(41.6)%	(38.9)%		(36.1)%	14.2%
Operating ROE[c]	(11.2)%	(2.8)%		(9.0)%	1.5%

1. The Company adopted new financial guaranty insurance accounting standard, effective January 1, 2009. The adoption of this accounting standard had an effect of $9.8 million on January 1, 2009 book value.

2. Includes unearned revenue less ceded unearned premiums on credit derivatives, after tax.

3. Quarterly ROE calculations represent annualized fourth quarter ROE.

Note: Please refer to endnotes for explanation of non-GAAP financial measures [operating income (b) and operating ROE (c), adjusted book value (d), and net present value of expected estimated future revenue on credit derivatives in force (e)].

NM = Not meaningful

Assured Guaranty Corp.

Income Statements (Non-GAAP Presentation)

(dollars in millions)

	Quarter Ended December 31,			Year Ended December 31,
			% Change versus 4Q-08			% Change versus YTD 2008
	2009	2008		2009	2008
Revenues
Net earned premiums[1]:
Scheduled net earned direct premiums	$20.9	$19.0	10%	$72.7	$63.2	15%
Scheduled net earned reinsurance premiums	3.6	3.0	20%	12.2	14.4	(15)%
Refundings	6.4	7.2	(11)%	53.8	14.4	274%

Total net earned premiums	30.9	29.2	6%	138.7	92.0	51%
Net investment income	18.3	19.8	(8)%	76.6	73.2	5%
Realized gains on credit derivatives[2]	21.5	20.6	4%	88.9	87.9	1%
Incurred losses on credit derivatives	(61.4)	(14.8)	315%	(230.6)	(24.9)	826%
Other Income	0.8	0.2	300%	5.4	0.6	800%

Total operating revenues	10.1	55.0	(82)%	79.0	228.8	(65)%
Expenses
Loss and loss adjustment expenses[1]	47.4	57.2	(17)%	193.0	149.5	29%
Amortization of deferred acquisition costs[1]	3.8	6.5	(42)%	6.7	18.6	(64)%
Other operating expenses	19.9	9.8	103%	86.8	54.9	58%
Interest expense	0.5	-	NM	0.5	-	NM

Total operating expenses	71.6	73.5	(3)%	287.0	223.0	29%
Operating income (loss) before provision (benefit) for income taxes	(61.5)	(18.5)	232%	(208.0)	5.8	NM
Total provision (benefit) for income taxes	(24.5)	(9.8)	150%	(80.8)	(12.7)	536%

Operating income (loss)[b]	(37.0)	(8.7)	325%	(127.2)	18.5	NM
Plus: Realized gains (losses) on investments, after tax	(2.1)	(6.6)	(68)%	1.9	(9.5)	NM
Plus: Non-credit impairments fair value gains (losses) on credit derivatives, after tax	(58.8)	(105.2)	(44)%	(165.3)	98.0	NM
Plus: Unrealized gains on committed capital securities, after tax	(3.2)	12.0	NM	(30.6)	27.8	NM
Plus: Goodwill impairment	-	-	NM	(85.4)	-	NM

Net income (loss)	$(101.1)	$(108.5)	(7)%	$(406.6)	$134.8	NM

1. The Company adopted new financial guaranty insurance accounting standard, effective January 1, 2009.

2. Represents the revenue earned on credit derivatives included in the "realized gains and other settlements" line item on the statements of operations.

Note: Please refer to endnotes for explanation of non-GAAP financial measures [operating income (b)].

NM = Not meaningful

Assured Guaranty Corp.

Consolidated Balance Sheets

(dollars in millions)

	As of
	December 31, 2009	December 31, 2008
Assets
Investment portfolio, available-for-sale:
Fixed maturity securities, at fair value	$2,045.2	$1,511.3
Short-term investments	802.6	110.0

Total investment portfolio	2,847.8	1,621.3
Cash	2.5	7.8
Premiums receivable, net of ceding commissions payable[1]	351.4	12.4
Ceded unearned premium reserve[1]	435.3	206.5
Deferred acquisition costs[1]	45.2	79.0
Reinsurance recoverable on unpaid losses[1]	50.7	13.4
Credit derivative assets	252.0	139.5
Goodwill	-	85.4
Committed capital securities, at fair value	4.0	51.1
Deferred tax asset, net[1]	241.8	110.3
Salvage recoverable[1]	169.9	70.9
Other assets	99.2	56.9

Total assets	$4,499.8	$2,454.5

Liabilities and shareholder's equity
Liabilities
Unearned premium reserves[1]	$1,451.6	$708.0
Loss and loss adjustment expense reserve[1]	191.2	133.7
Surplus notes payable	300.0	-
Credit derivative liabilities	1,076.7	481.0
Reinsurance balances payable, net[1]	166.0	23.7
Other liabilities	88.1	62.1

Total liabilities	3,273.6	1,408.5
Shareholder's equity
Common stock	15.0	15.0
Additional paid-in capital	1,037.1	480.4
Retained earnings1,[2]	153.7	561.5
Accumulated other comprehensive income (loss)[2]	20.4	(10.9)

Total shareholder's equity	1,226.2	1,046.0

Total liabilities and shareholder's equity	$4,499.8	$2,454.5

1. The Company adopted new financial guaranty insurance accounting standard, effective January 1, 2009.

2. The Company adopted new accounting standard, effective April 1, 2009. The adoption of this accounting standard increased retained earnings and decreased accumulated other comprehensive income (loss) by $5.8 million.

Assured Guaranty Corp.

Underwriting Gain (Loss) (Non-GAAP)

(dollars in millions)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Income statement:
Net earned premiums[1]:
Scheduled net earned premiums
Public finance - U.S.	$14.0	$8.9	$41.3	$32.0
Public finance - non-U.S.	0.6	0.7	2.8	3.1
Structured finance - U.S.	9.0	11.5	37.5	38.8
Structured finance - non-U.S.	0.9	0.9	3.3	3.7

Total scheduled net earned premiums	24.5	22.0	84.9	77.6
Net earned premiums from refundings and accelerations	6.4	7.2	53.8	14.4

Total net earned premiums	30.9	29.2	138.7	92.0
Realized gains on credit derivatives[2]	21.5	20.6	88.9	87.9
Other income	0.8	0.2	5.4	0.6

Total underwriting revenues	53.2	50.0	233.0	180.5
Loss and loss adjustment expenses[1]:
Case	47.4	62.6	193.0	155.6
Portfolio	-	(5.4)	-	(6.1)

Total loss and loss adjustment expenses (recoveries) - financial guaranty	47.4	57.2	193.0	149.5
Incurred losses (gains) on credit derivatives	61.4	14.8	230.6	24.9

Total incurred losses	108.8	72.0	423.6	174.4
Amortization of deferred acquisition costs[1]	3.8	6.5	6.7	18.6
Operating expenses	14.6	8.1	57.8	49.2

Total underwriting expenses	127.2	86.6	488.1	242.2
Underwriting gain (loss), pre-tax	$(74.0)	$(36.6)	$(255.1)	$(61.7)

1. The Company adopted new financial guaranty insurance accounting standard, effective January 1, 2009.

2. Includes premiums and ceding commissions.

Assured Guaranty Corp.

Claims Paying Resources and Statutory-basis Exposures2

(dollars in millions)

	As of December 31,
	2009	2008
Claims paying resources
Policyholders' surplus	$1,224	$378
Contingency reserve	556	712

Qualified statutory capital	1,780	1,090
Net unearned premium reserve	887	570
Net loss and loss adjustment expense reserves	398	15

Total policyholders' surplus and reserves[2]	3,065	1,675
Net present value of installment premium[1]	612	566
Standby line of credit/stop loss	200	200

Total claims paying resources	$3,877	$2,441

Net debt service outstanding	$186,606	$164,283
Gross debt service outstanding	259,867	225,152
Net par insured outstanding	130,468	111,025
Gross par outstanding	180,765	152,801
Net debt service written (period ended)	54,786	53,989
Gross debt service written (period ended)	81,014	76,128
Net par written (period ended)	31,367	33,680
Gross par written (period ended)	46,633	47,567
Ratios:
Net par insured to qualified statutory capital	73:1	102:1
Capital ratio[3]	105:1	151:1
Financial resources ratio[4]	48:1	67:1

1. Includes financial guaranty and credit derivatives.

2. Statutory basis.

3. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

4. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Assured Guaranty Corp.

New Business Production

(dollars in millions)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Consolidated new business production analysis:
Present value of new business production ("PVP")[a]
Public finance - U.S.	$96.1	$57.3	$583.3	$431.6
Public finance - non-U.S.	-	-	1.8	9.0
Structured finance - U.S.	4.7	49.9	21.3	187.6
Structured finance - non-U.S.	-	14.7	-	72.5

Total PVP[a]	100.8	121.9	606.4	700.7
Less: PVP[a] of credit derivatives	-	57.7	2.4	201.5

PVP[a] of financial guaranty insurance	100.8	64.2	604.0	499.2
Less: Financial guaranty installment premium PVP[a]	18.8	6.8	52.1	76.8

Total: Financial guaranty upfront GWP	82.0	57.4	551.9	422.4
Plus: Financial guaranty installment adjustment[1]	(10.8)	12.7	25.0	64.0

Total financial guaranty GWP	71.2	70.1	576.9	486.4
Plus: Other segment GWP	-	-	-	0.2

Total GWP	$71.2	$70.1	$576.9	$486.6

	Gross Par Written
	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Sector:
U.S. Public Finance
Tax backed	$1,811	$1,253	$16,006	$8,307
General obligation	1,548	1,583	14,525	6,538
Municipal utilities	669	302	5,429	4,901
Transportation	171	615	2,617	3,502
Higher education	398	216	2,399	1,755
Healthcare	218	673	1,589	3,659
Investor-owned utilities	-	-	-	80
Infrastructure finance	426	-	1,281	547
Other public finance	-	110	247	1,419

Total U.S. public finance	$5,241	$4,752	$44,093	$30,708
Non-U.S. Public Finance:
Infrastructure finance	-	-	64	-
Regulated utilities	-	-	121	450
Other public finance	-	-	131	-

Total non-U.S public finance	$-	$-	$316	$450

Total public finance	$5,241	$4,752	$44,409	$31,158

U.S. Structured Finance
Consumer receivables	$850	$-	$1,660	$1,825
Commercial receivables	-	-	164	693
Pooled corporate obligations	-	1,026	-	3,684
Residential mortgage-backed and home equity	-	-	-	3,034
Structured credit	-	1,000	-	2,850
Other structured finance	400	-	400	-

Total U.S. structured finance	$1,250	$2,026	$2,224	$12,086
Non-U.S. Structured Finance:
Pooled corporate obligations	-	359	-	977
Residential mortgage-backed and home equity	-	-	-	3,096
Future flow	-	-	-	250

Total non-U.S structured finance	$-	$359	$-	$4,323

Total structured finance	$1,250	$2,385	$2,224	$16,409

Total gross par written	$6,491	$7,137	$46,633	$47,567

1. 2009 amounts include the difference in management estimates for the discount rate applied to future installments compared to the discount rate used for new financial guaranty insurance accounting standard as well as the changes in estimated term for future installments.

Please refer to Glossary for description of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Note: Please refer to endnotes for explanation of non-GAAP financial measures [PVP (a)].

Assured Guaranty Corp.

Investment Portfolio

As of December 31, 2009

(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income[1]
Investment portfolio, available for sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S. government agencies	$320.3	2.4%	1.6%	$324.1	$7.7
Agency obligations	125.4	3.0%	2.0%	127.4	3.8
Foreign government securities	77.1	3.7%	2.4%	79.7	2.8
Obligations of states and political subdivisions	513.9	4.9%	4.6%	534.7	25.0
Insured obligations of state and political subdivisions[2]	504.3	4.7%	4.5%	524.4	23.7
Corporate securities	182.2	3.6%	2.4%	183.3	6.6
Mortgage-backed securities:					0.0
Pass-throughs[5]	262.7	3.7%	2.4%	254.9	9.7
Asset-backed securities[3]	16.8	2.3%	1.5%	16.7	0.4

Total fixed maturity securities	2,002.7	4.0%	3.3%	2,045.2	79.7
Short-term investments	802.6	0.1%	0.1%	802.6	0.7

Total investment portfolio	$2,805.3	2.9%	2.4%	$2,847.8	$80.4

Ratings[4]:	Fair Value	% of Total
Treasury and government obligations	$324.1	15.8%
Agency obligations	127.4	6.2%
AAA/Aaa	610.8	29.9%
AA/Aa	565.7	27.7%
A/A	363.0	17.7%
BBB	20.3	1.0%
Below investment grade ("BIG")[5]	33.9	1.7%

Total fixed maturity securities available for sale	$2,045.2	100.0%

Duration of investment portfolio (in years):		4.0

1. Represents annualized investment income based on amortized cost and pre-tax book yields as of December 31, 2009.

2. Reflects obligations of state and local political subdivisions that have been insured by financial guarantors. The underlying ratings of these bonds average AA-. Includes $128.9 million insured by Assured Guaranty Municipal Corp.

3. Contains no collateralized debt obligations of asset-backed securities ("CDOs of ABS").

4. Ratings are represented by the lower of the Moody's Investors Service and Standard & Poor's classifications.

5. Includes $28.4 million which the Company purchased for risk mitigation purposes.

Assured Guaranty Corp.

Ceded Par Outstanding by Reinsurer

(dollars in millions)

Reinsurer	Ceded Par Outstanding
Affiliated:
Assured Guaranty Re Ltd.	$46,411
Non-Affiliated:
RAM Reinsurance Co. Ltd.	3,219
MBIA Insurance Corporation	241
Radian Asset Assurance Inc.	182
Ambac Assurance Corporation	110
Other	134
Non-affiliated	3,886

Total	$50,297

Assured Guaranty Corp.

Financial Guaranty Profile (1 of 3)

(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	As of December 31,
	2009
	Net Par Outstanding	Avg. Rating[1]

U.S. Public Finance:
General obligation	$25,300	A
Tax backed	12,295	A
Municipal utilities	9,537	A-
Transportation	6,898	A
Healthcare	5,493	A
Higher education	3,500	A
Infrastructure finance	1,181	BBB
Investor-owned utilities	688	BBB+
Housing	366	AA+
Other public finance	1,865	A

Total U.S. public finance	67,123	A
Non-U.S. Public Finance:
Pooled infrastructure	2,515	AA
Infrastructure finance	1,381	BBB
Regulated utilities	1,158	BBB+
Other public finance	521	AA-

Total non-U.S. public finance	5,575	A

Total public finance	$72,698	A

U.S. Structured Finance:
Pooled corporate obligations	$22,880	AA
Residential mortgage-backed and home equity	11,212	BBB-
Commercial mortgage-backed securities	5,767	AAA
Consumer receivables	2,988	AAA
Structured credit	1,380	A-
Commercial receivables	1,020	BBB+
Insurance securitizations	255	A
Other structured finance	544	A+

Total U.S. structured finance	46,046	AA-
Non-U.S. Structured Finance:
Pooled corporate obligations	7,241	AAA
Residential mortgage-backed and home equity	2,438	AAA
Commercial receivables	734	A-
Structured credit	525	BBB
Commercial mortgage-backed securities	359	AAA
Insurance securitizations	278	CCC-
Other structured finance	149	AAA

Total non-U.S. structured finance	11,724	AA+

Total structured finance	$57,770	AA-

Total net par outstanding	$130,468	A+

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies.

Please refer to Glossary for description of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Corp.

Financial Guaranty Profile (2 of 3)

(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	As of December 31, 2009
	Public Finance - U.S.		Public Finance - non-U.S.		Structured Finance - U.S.		Structured Finance - non-U.S.		Consolidated
	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%

Ratings[1]:
Super senior	$-	0.0%	$1,587	28.5%	$9,976	21.7%	$4,339	37.0%	$15,902	12.2%
AAA	667	1.0%	-	0.0%	14,961	32.5%	4,398	37.5%	20,026	15.3%
AA	12,328	18.4%	354	6.3%	4,691	10.2%	545	4.6%	17,918	13.7%
A	42,809	63.8%	1,808	32.4%	3,001	6.5%	511	4.4%	48,129	36.9%
BBB	10,705	15.9%	1,721	30.9%	6,188	13.4%	1,652	14.1%	20,266	15.5%
BIG	614	0.9%	105	1.9%	7,229	15.7%	279	2.4%	8,227	6.4%

Total exposures	$67,123	100.0%	$5,575	100.0%	$46,046	100.0%	$11,724	100.0%	$130,468	100.0%

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Corp.

Financial Guaranty Profile (3 of 3)

(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio as of December 31, 2009

	Net Par Outstanding	% of Total
U.S.:
Public Finance:
California	$7,974	6.1%
Texas	6,533	5.0
New York	5,095	3.9
Florida	4,776	3.7
Pennsylvania	4,496	3.4
Illinois	3,904	3.0
New Jersey	2,844	2.2
Puerto Rico	2,010	1.5
Michigan	1,930	1.5
Alabama	1,822	1.4
Other states	25,739	19.7

Total Public Finance	67,123	51.4
Structured finance(multiple states)	46,046	35.3

Total U.S.	113,169	86.7

Non-U.S.:
United Kingdom	7,867	6.0
Australia	1,422	1.1
Germany	1,018	0.8
Cayman Islands	738	0.6
Other	6,254	4.8

Total non-U.S.	17,299	13.3

Net par outstanding	$130,468	100.0%

Assured Guaranty Corp.

Direct Pooled Corporate Obligations Profile

(dollars in millions)

Distribution of Financial Guaranty Direct Pooled Corporate Obligations by Rating as of December 31, 2009

Ratings[1]:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement[2]	Avg. Current Enhancement[2]
Super Senior	$6,773	22.9%	38.0%	36.2%
AAA	14,783	49.9%	33.5%	30.4%
AA	3,089	10.4%	36.0%	28.1%
A	717	2.4%	43.9%	39.9%
BBB	2,695	9.1%	46.0%	36.3%
BIG	1,588	5.3%	44.0%	30.0%

Total exposures	$29,645	100.0%	36.7%	32.2%

Distribution of Financial Guaranty Direct Pooled Corporate Obligations by Year Insured as of December 31, 2009

Year insured:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement[2]	Avg. Current Enhancement[2]
2004 and prior	$952	3.2%	28.9%	28.1%
2005	4,956	16.7%	37.1%	31.4%
2006	8,444	28.5%	37.1%	29.7%
2007	12,662	42.7%	37.7%	34.0%
2008	2,631	8.9%	33.1%	34.4%
2009	-	-	-	-

	$29,645	100.0%	36.7%	32.2%

Distribution of Financial Guaranty Direct Pooled Corporate Obligations by Asset Class as of December 31, 2009

Asset class:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement[2]	Avg. Current Enhancement[2]	Internal Rating[1]
CLOs/CBOs[3]	$19,326	65.2%	34.3%	29.6%	AAA
Market value CDOs[4] of corporates	3,372	11.4%	37.7%	40.7%	AAA
Trust preferred - banks and insurance	2,797	9.4%	46.9%	35.1%	BBB
Trust preferred - US mortgage and REITs[5]	1,871	6.3%	50.1%	42.3%	BB
Synthetic investment grade pooled corporate	1,647	5.6%	30.0%	29.4%	AAA
Trust preferred - European mortgage and REITs	632	2.1%	37.4%	33.7%	BBB-

	$29,645	100.0%	36.7%	32.2%	AA+

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

3. CBOs (collateralized bond obligations) /CLOs (collateralized loan obligations) are largely non-investment grade/high yield collateral.

4. CDOs are collateralized debt obligations.

5. REITs are real estate investment trusts.

Assured Guaranty Corp.

Consolidated U.S. Residential Mortgage-Backed Securities ("RMBS") Profile

(dollars in millions)

Distribution of U.S. RMBS by Rating1 and Type of Exposure as of December 31, 2009

Ratings[1]:	Prime First Lien	Closed End Seconds ("CES")	HELOC[2]	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	Total Net Par Outstanding
Super senior	$-	$-	$-	$-	$-	$285	$285
AAA	5	0	9	14	1	698	728
AA	35	36	6	183	41	799	1,099
A	18	1	2	83	119	1,053	1,276
BBB	94	-	20	1,446	51	859	2,469
BIG	492	236	621	2,437	930	640	5,356

Total exposures	$643	$273	$658	$4,162	$1,142	$4,334	$11,212

Distribution of U.S. RMBS by Year Insured and Type of Exposure as of December 31, 2009

Year insured:	Prime First Lien	CES	HELOC	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	Total Net Par Outstanding
2004 and prior	$57	$1	$37	$45	$46	$272	$459
2005	119	-	248	272	28	44	710
2006	-	-	-	-	38	3,242	3,280
2007	467	272	373	2,179	928	776	4,995
2008	-	-	-	1,666	102	-	1,768
2009	-	-	-	-	-	-	-

Total exposures	$643	$273	$658	$4,162	$1,142	$4,334	$11,212

Distribution of U.S. RMBS by Rating1 and Year Insured as of December 31, 2009

Year insured:	Super Senior	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$-	$129	$86	$149	$77	$18	$459
2005	-	44	-	75	168	423	710
2006	285	544	797	935	613	106	3,280
2007	-	10	43	15	522	4,404	4,995
2008	-	-	172	102	1,089	405	1,768
2009	-	-	-	-	-	-	-

Total	$285	$728	$1,099	$1,276	$2,469	$5,356	$11,212

% of total	2.5%	6.5%	9.8%	11.4%	22.0%	47.8%	100.0%

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. Home equity line of credit ("HELOC") securitizations.

Assured Guaranty Corp.

Financial Guaranty Direct U.S. RMBS Profile (1 of 4)

(dollars in millions)

Distribution of Financial Guaranty Direct U.S. Mortgage-Backed Securities Insured January 1, 2005 or Later by Exposure Type, Net Par Outstanding, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of December 31, 20091

U.S. Prime First Lien

Year insured:	Net Par Outstanding	Pool Factor[2]	Subordination[3]	Cumulative Losses[4]	60+ Day Delinquencies[5]	Number of Transactions
2005	$119	63.1%	5.0%	0.4%	5.7%	6
2006	-	-	-	-	-	-
2007	467	75.7%	10.8%	1.4%	10.8%	1
2008	-	-	-	-	-	-
2009	-	-	-	-	-	-

	$586	73.1%	9.6%	1.2%	9.8%	7

U.S. CES

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$-	-	-	-	-	-
2006	-	-	-		-	-
2007	272	42.9%	10.3%	47.0%	13.6%	5
2008	-	-	-	-	-	-
2009	-	-	-	-	-	-

	$272	42.9%	10.3%	47.0%	13.6%	5

U.S. HELOC

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$248	25.6%	0.0%	16.3%	14.3%	2
2006	-	-	-	-	-	-
2007	373	49.5%	0.0%	27.4%	11.9%	2
2008	-	-	-	-	-	-
2009	-	-	-	-	-	-

	$621	39.9%	0.0%	22.9%	12.8%	4

U.S. Alt-A First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$272	52.5%	11.7%	1.8%	14.8%	13
2006	-	-	-	-	-	-
2007	2,179	69.4%	13.0%	4.4%	33.3%	8
2008	1,666	65.5%	29.2%	5.5%	32.2%	5
2009	-	-	-	-	-	-

	$4,117	66.7%	19.5%	4.6%	31.6%	26

1. For this release, net par outstanding and number of transactions are based on values as of December 2009. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on December 31, 2009 information obtained from Intex, Bloomberg, and/or provided by the applicable trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size, and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned ("REO") divided by net par outstanding.

Assured Guaranty Corp.

Financial Guaranty Direct U.S. RMBS Profile (2 of 4)

(dollars in millions)

Distribution of Financial Guaranty Direct U.S. Mortgage-Backed Securities Insured January 1, 2005 or Later by Exposure Type, Net Par Outstanding, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of December 31, 20091

U.S. Alt-A Option ARMs

Year insured:	Net Par Outstanding	Pool Factor[2]	Subordination[3]	Cumulative Losses[4]	60+ Day Delinquencies[5]	Number of Transactions
2005	$28	28.8%	26.4%	2.2%	26.9%	1
2006	38	48.3%	16.7%	3.5%	31.9%	1
2007	928	71.7%	14.9%	5.2%	36.0%	6
2008	102	72.4%	49.7%	4.0%	34.6%	1
2009	-	-	-	-	-	-

	$1,096	69.9%	18.5%	4.9%	35.5%	9

U.S. Subprime First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$44	23.5%	76.8%	8.9%	60.9%	1
2006	3,242	28.2%	61.1%	11.1%	45.7%	2
2007	776	43.0%	32.6%	15.2%	52.9%	4
2008	-	-	-	-	-	-
2009	-	-	-	-	-	-

	$4,062	31.0%	55.9%	11.9%	47.2%	7

1. For this release, net par outstanding is based on values as of December 2009. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on December 31, 2009 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

Assured Guaranty Corp.

Financial Guaranty Direct U.S. RMBS Profile (3 of 4)

(dollars in millions)

Distribution of Financial Guaranty Direct U.S. Mortgage-Backed Securities Issued January 1, 2005 or Later by Exposure Type, Internal Rating1, Net Par Outstanding, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of December 31, 20092

U.S. Prime First Lien

Rating:	Net Par Outstanding	Pool Factor[3]	Subordination[4]	Cumulative Losses[5]	60+ Day Delinquencies[6]	Number of Transactions
Super senior	$-	-	-	-	-	-
AAA	-	-	-	-	-	-
AA	-	-	-	-	-	-
A	-	-	-	-	-	-
BBB	94	63.1%	3.8%	0.2%	3.8%	5
BIG	492	75.0%	10.7%	1.4%	10.9%	2

	$586	73.1%	9.6%	1.2%	9.8%	7

U.S. CES

Rating:	Net Par Outstanding	Pool Factor[3]	Subordination[4]	Cumulative Losses[5]	60+ Day Delinquencies[6]	Number of Transactions
Super senior	$-	-	-	-	-	-
AAA	-	-	-	-	-	-
AA	36	68.3%	46.6%	5.3%	2.8%	1
A	-	-	-	-	-	-
BBB	-	-	-	-	-	-
BIG	236	39.0%	4.7%	53.3%	15.3%	4

	$272	42.9%	10.3%	47.0%	13.6%	5

U.S. HELOC

Rating:	Net Par Outstanding	Pool Factor[3]	Subordination[4]	Cumulative Losses[5]	60+ Day Delinquencies[6]	Number of Transactions
Super senior	$-	-	-	-	-	-
AAA	-	-	-	-	-	-
AA	-	-	-	-	-	-
A	-	-	-	-	-	-
BBB	-	-	-	-	-	-
BIG	621	39.9%	0.0%	22.9%	12.8%	4

	$621	39.9%	0.0%	22.9%	12.8%	4

U.S. Alt-A First Lien

Rating:	Net Par Outstanding	Pool Factor[3]	Subordination[4]	Cumulative Losses[5]	60+ Day Delinquencies[6]	Number of Transactions
Super senior	$-	-	-	-	-	-
AAA	-	-	-	-	-	-
AA	172	67.5%	51.6%	8.9%	38.6%	1
A	75	37.6%	27.3%	3.4%	23.5%	1
BBB	1,432	63.6%	22.3%	4.3%	28.3%	8
BIG	2,437	69.3%	15.3%	4.6%	33.3%	16

	$4,117	66.7%	19.5%	4.6%	31.6%	26

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. For this release, net par outstanding is based on values as of December 2009. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on December 31, 2009 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

3. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

4. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

5. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

6. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

Assured Guaranty Corp.

Financial Guaranty Direct U.S. RMBS Profile (4 of 4)

(dollars in millions)

Distribution of Financial Guaranty Direct U.S. Mortgage-Backed Securities Issued January 1, 2005 or Later by Exposure Type, Internal Rating1, Net Par Outstanding, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of December 31, 20092

U.S. Alt-A Option ARMs

Rating:	Net Par Outstanding	Pool Factor[3]	Subordination[4]	Cumulative Losses[5]	60+ Day Delinquencies[6]	Number of Transactions
Super senior	$-	-	-	-	-	-
AAA	1	48.4%	24.8%	5.4%	36.6%	1
AA	7	48.4%	24.8%	5.4%	36.6%	1
A	107	71.3%	48.7%	4.1%	34.7%	1
BBB	51	42.5%	20.6%	2.6%	27.4%	1
BIG	930	71.4%	14.9%	5.2%	36.0%	5

	$1,096	69.9%	18.5%	4.9%	35.5%	9

U.S. Subprime First Lien

Year insured:	Net Par Outstanding	Pool Factor[3]	Subordination[4]	Cumulative Losses[5]	60+ Day Delinquencies[6]	Number of Transactions
Super senior	$285	29.2%	62.9%	11.5%	45.9%	1
AAA	597	27.2%	60.4%	10.6%	46.7%	1
AA	797	28.3%	61.3%	11.1%	45.7%	1
A	946	28.3%	60.9%	11.1%	45.7%	1
BBB	815	31.3%	54.4%	12.1%	47.3%	1
BIG	622	42.7%	35.7%	14.9%	52.5%	2

	$4,062	31.0%	55.9%	11.9%	47.2%	7

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. For this release, net par outstanding is based on values as of December 2009. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on December 31, 2009 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

3. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

4. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

5. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

6. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

Assured Guaranty Corp.

Financial Guaranty Direct U.S. CMBS Profile

(dollars in millions)

Distribution of Financial Guaranty Direct U.S. Commercial Mortgage-Backed Securities Issued January 1, 2005 or Later by Exposure Type, Internal Rating1, Net Par Outstanding, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of December 31, 20092

U.S. Commercial Mortgage-Backed Securities ("CMBS")

Rating:	Net Par Outstanding	Pool Factor[3]	Subordination[4]	Cumulative Losses[5]	60+ Day Delinquencies[6]	Number of Transactions
Super senior	$3,184	95.8%	33.4%	0.1%	3.9%	188
AAA	401	76.7%	23.2%	0.1%	1.9%	7
AA	712	94.6%	18.3%	0.2%	3.3%	39
A	230	74.4%	9.7%	0.8%	1.7%	1
BBB	-	-	-	-	-	-
BIG	-	-	-	-	-	-

	$4,528	92.8%	28.9%	0.1%	3.5%	235

Other U.S. Commercial Real Estate and CMBS Exposures7

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement[8]	Avg. Current Enhancement[8]
Commercial Real Estate	$617	50.4%	49.3%	48.2%
CDO of CMBS[9]	606	49.6%	29.3%	43.4%

	$1,223	100.0%	39.3%	45.8%

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. For this release, net par outstanding is based on values as of December 2009. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on December 31, 2009 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

3. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

4. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

5. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

6. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

7. Represents U.S. other CMBS not included in the table above.

8. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

9. These CDO of CMBS exposures were insured in 2003 and earlier.

Assured Guaranty Corp.

Direct U.S. Consumer Receivables Profile

(dollars in millions)

  Distribution of Direct U.S. Consumer Receivables by Rating1 as of December 31, 2009

Rating:	Credit Cards	Student Loans	Auto	Total Net Par Outstanding
Super senior	$920	$-	$-	$920
AAA	770	1,029	2	1,801
AA	-	-	-	-
A	-	158	-	158
BBB	-	-	79	79
BIG	-	-	-	-

	$1,690	$1,186	$82	$2,958

Average rating[1]	AAA	AAA	BBB-	AAA
Avg. initial credit enhancement[2]	34.0%	20.0%	22.6%	28.1%
Avg. current enhancement[2]	53.1%	21.8%	30.3%	39.9%

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

Assured Guaranty Corp.

Credit Derivative Net Par Outstanding Profile

(dollars in millions)

Distribution of Financial Guaranty Credit Derivative Net Par Outstanding by Rating

	December 31, 2009
	Net Par Outstanding	% of Total

Ratings[1]:
Super senior	$1,587	3.3%
AAA	28,728	59.6%
AA	3,857	8.0%
A	3,356	7.0%
BBB	5,490	11.4%
BIG	5,190	10.7%

Total credit derivative net par outstanding	$48,208	100.0%

Distribution of Credit Derivative Net Par Outstanding by Sector and Average Rating

	December 31, 2009
	Net Par Outstanding	Average Rating[1]

Public Finance:
U.S. public finance	$16	A
Non-U.S. public finance	3,435	AA-

Total public finance	$3,451	AA-

U.S.Structured Finance:
Pooled corporate obligations	$19,954	AA+
Residential mortgage-backed and home equity	8,582	BBB
Commercial mortgage-backed securities	5,521	AAA
Commercial receivables	497	BBB+
Consumer receivables	462	AAA
Structured credit	203	BB
Other structured finance	95	BBB
Insurance securitizations	75	BBB

Total U.S. structured finance	35,389	AA-

Non-U.S. Structured Finance:
Pooled corporate obligations	6,573	AAA
Residential mortgage-backed and home equity	2,072	AAA
Commercial mortgage-backed securities	323	AAA
Structured credit	118	BBB
Other structured finance	145	AAA
Commercial receivables	107	A
Insurance securitizations	30	CCC

Total non-U.S. structured finance	9,368	AAA

Total structured finance	$44,757	AA

Total credit derivative net par outstanding	$48,208	AA

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Please refer to Glossary for descriptions of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Corp.

Change in Unrealized Gains (Losses) on Credit Derivatives

(dollars in millions)

Asset Type:	Net Par Outstanding	Wtd. Avg. Credit Rating[2]	4Q-09 Unrealized Gain (Loss)	2009 Unrealized Gain (Loss)
Pooled corporates[1]:
CLOs/CBOs	$17,312	AAA	$1.4	$(58.5)
Synthetic investment grade pooled corporate	1,647	AAA	(0.6)	3.0
Trust preferred	4,566	BB+	(10.1)	(35.0)
Market value CDOs of corporate	3,002	AAA	2.7	(5.1)
Other pooled corporate	-	-	-	4.9

Total pooled corporate obligations	26,527	AA+	(6.6)	(90.7)
U.S. RMBS[3]:
Alt-A Option ARMs and Alt-A first lien	4,320	BB	(98.5)	(333.8)
Subprime first lien	3,782	A+	1.0	3.8
Prime first lien	467	BB	(8.2)	(72.5)
CES and HELOCs	13	AA	-	-

Total U.S. RMBS	8,582	BBB	(105.7)	(402.5)
Commercial mortgage-backed securities[4]	5,844	AAA	(6.5)	(34.2)
Other[5]	7,255	AA	(30.0)	46.0

Total	$48,208	AA	$(148.8)	$(481.4)

1. Corporate collateralized loan obligations, market value CDOs, and trust preferred securities include all U.S. structured finance pooled corporate obligations and international pooled corporate obligations.

2. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies.

3. Residential mortgage-backed securities is comprised of prime and subprime U.S. mortgage-backed and home equity securities.

4. Commercial mortgage-backed securities is comprised of commercial U.S. structured finance and commercial non-U.S. mortgage backed securities.

5. Other includes all other U.S. and international asset classes, such as commercial receivables non-U.S. residential mortgage-backed and home equity securities, and non-U.S. infrastructure and pooled infrastructure securities.

Assured Guaranty Corp.

Below Investment Grade Exposures (1 of 2)

As of December 31, 2009

(dollars in millions)

BIG Exposures by Asset Type:	Net Par Outstanding	Internal Rating[1]
U.S. Public Finance:
Municipal utilities	$304	C-
General obligation	123	BB
Healthcare	104	B+
Tax backed	50	BB
Infrastructure finance	26	C-
Transportation	-	-
Investor-owned utilities	-	-
Housing	2	CCC+
Higher education	1	BB+
Other public finance	4	B

Total U.S. public finance	614	CCC-
Non-U.S. Public Finance:
Infrastructure finance	105	CCC+

Total non-U.S. public finance	105	CCC+

Total public finance	$719	CCC-

U.S. Structured Finance:
Residential mortgage-backed and home equity	$5,356	B
Pooled corporate obligations	1,589	B
Structured credit	256	BB
Consumer receivables	6	BB
Other structured finance	22	C

Total U.S. structured finance	7,229	B

Non-U.S. Structured Finance:
Insurance securitizations	279	CCC-
Commercial receivables	-	B

Total non-U.S. structured finance	279	CCC-

Total structured finance	$7,508	B

Total BIG net par outstanding	$8,227	B

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies.

Please refer to Glossary for description of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Corp.

Below Investment Grade Exposures (2 of 2)

As of December 31, 2009

(dollars in millions)

BIG Exposures Greater Than $50 Million as of December 31, 2009

Name or Description	Net Par Outstanding	Internal Rating[1]	Current Credit Enhancement	60+ Day Delinquencies[2]
U.S. Public Finance:
Jefferson County Alabama Sewer	$262	D
Detroit (City of) Michigan	103	BB+
St. Barnabas Health System	56	BB

Total U.S. public finance	$421
Non-U.S. Public Finance:
Total non-U.S. public finance	$-
U.S. Structured Finance:
U.S. RMBS:
Deutsche ALT-A Securities Mortgage Loan 2007-2	$558	CCC	6.6%	31.3%
Mortgageit Securities Corp. Mortgage Loan 2007-2	467	BB	10.8%	10.8%
Private Residential Mortgage Transaction	430	B	27.3%	30.5%
Private Residential Mortgage Transaction	405	BB	25.8%	30.2%
Deutsche ALT-A Securities Mortgage Loan 2007-3	389	BB	12.2%	30.2%
CWALT Alternative Loan Trust 2007-HY9 A-1	361	CCC	7.8%	46.1%
Countrywide Home Equity Loan Trust 2007-D	355	CCC	0.0%	12.1%
Private Residential Mortgage Transaction	352	B	20.0%	37.5%
AAA Trust 2007-2	315	B	39.5%	53.7%
Countrywide Home Equity Loan Trust 2005-J CL 1-A	202	CCC	0.0%	15.3%
CWALT Alternative Loan Trust 2007-OA10	147	CCC	9.9%	51.8%
Lehman Excess Trust 2007-16N	113	BB	11.3%	33.0%
ACE Home Equity Loan Trust 2007-SL3	102	CCC	10.9%	14.6%
Taylor Bean & Whitaker 2007-2	96	B	4.7%	39.5%
Mastr Asset Backed Securities Trust 2005-NC2 A4	68	B	23.7%	52.4%
ACE Home Equity Loan Trust 2007-SL2	56	CCC	0.0%	14.3%
CSAB Mortgage-Backed Trust 2007-1	53	CCC	2.6%	34.4%

Total U.S. Rmbs	$4,469
Other:
Taberna Preferred Funding IV, Ltd. Class A-1	$219	CCC	40.3%
Alesco Preferred Funding XVI, Ltd.	217	B	11.1%
Weinstein Film Securitization	203	BB	N/A
Taberna Preferred Funding II, Ltd.	185	CCC	36.1%
Attentus CDO I Limited Class A-1	175	BB	37.1%
Alesco Preferred Funding XVII, Ltd.	174	BB	22.4%
Taberna Preferred Funding III, Ltd. Class A-1B	146	CCC	34.1%
Attentus CDO II Limited Class A-1	142	BB	36.0%
US Capital Funding IV, Ltd. Class A-1	120	BB	16.5%
Taberna Preferred Funding VI, Ltd. Class A-1	114	CCC	40.9%
Taberna Preferred Funding III, Ltd. Class A-1A	70	CCC	34.1%
CAPCO - Excess SIPC Excess Of Loss Reinsurance	54	BB	N/A

Total Other	$1,819
Total U.S. Structured Finance	$6,288
Non-U.S. Structured Finance:
Orkney RE II, PLC Series A-1 Floating Rate Notes	$149	CCC	N/A
Ballantyne RE PLC Class A-2 Floating Rate Notes	130	CC	N/A

Total non-U.S. structured finance	$279

Total	$6,988

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies.

2. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

Assured Guaranty Corp.

Largest Exposures by Sector

As of December 31, 2009

(dollars in millions)

50 Largest U.S Public Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating[1]
California (State of)	$1,040	A
Puerto Rico (Commonwealth of)	850	BBB-
New Jersey (State of)	733	AA-
North Texas Tollway Authority	728	A-
Miami-Dade County Florida Aviation Authority - Miami International Airport	683	A+
Miami-Dade County School Board	649	A-
Pennsylvania State Turnpike Commission	603	A+
Philadelphia (City of) Pennsylvania	580	BBB+
Houston Texas Water and Sewer Authority	511	A+
New York (City of) New York	504	AA-
Puerto Rico Highway & Transportation Authority	503	BBB
New York (State of)	483	AA-
Michigan (State of)	468	A+
Piedmont Municipal Power Authority - South Carolina	439	BBB
San Francisco Airports Commission	430	A
Chicago Illinois Public Schools	359	A+
Denver (City and County of) Colorado Airport	356	A+
New York MTA Transportation Authority	345	A
Dormitory Authority of the State of New York School District Revenue Bond	316	A
Yankee Stadium LLC (New York City Industrial Development Authority)	304	BBB-
Indianapolis Indiana Waterworks Project	304	A+
Chicago (City of) Illinois	302	A+
Massachusetts Educational Finance Authority 2008-H	300	AA
Dade County Florida General Obligation	300	A+
Chicago-O'Hare Airport	297	A
Puerto Rico Aqueduct & Sewer Authority	288	BBB-
Massachusetts (Commonwealth of)	277	AA
American Municipal Power Ohio, Inc. - Prarie State	269	A
Massachusetts Turnpike Authority	266	A
Kentucky (Commonwealth of)	264	AA-
New Jersey Higher Education Student Assistance Authority 2008-A	263	A
Jefferson County Alabama Sewer	262	D
Long Island Power Authority	259	A-
Metro Washington Airports Authority - Dulles Toll Road	256	BBB+
Chicago Transit Authority Capital Grant Receipts	256	A+
Louisiana (State of)	251	A+
Louisville Arena Authority Inc.	245	BBB-
Dallas (City of) Texas Civic Center Convention Complex	244	A
North Carolina Eastern Municipal Power Agency	243	BBB
Florida (State of) Department of Environmental Protection Save Our Coast	238	A+
Virtua Health New Jersey Health Care Facilities Financing Authority	221	A
Port Authority of New York and New Jersey	220	AA-
Orange County Florida Schools	216	A+
Nassau (County of) New York	214	A
District of Columbia Water and Sewer Authority	209	A+
North Carolina Turnpike Authority - Triangle Expressway	202	BBB-
Puerto Rico Electric Power Authority	200	A-
Iowa Health System	198	A+
Wayne (County of) Michigan Airport - Metropolitian Wayne County Airport	183	BBB+
Los Angeles County Metropolitan Transportation Authority - Sales Tax	180	AA

Total top 50 U.S. public finance exposures	$18,311

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies.

Assured Guaranty Corp.

Largest Exposures by Sector

As of December 31, 2009

(dollars in millions)

50 Largest U.S Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating[1]	Current Credit Enhancement %
Discover Card Master Trust I Series 2005-A	$720	AAA	57.5%
Citibank Omni Trust 2007-A7	650	AAA	44.0%
Deutsche ALT-A Securities Mortgage Loan 2007-2	558	CCC	6.6%
Anchorage Crossover Credit Finance LTD	504	AAA	28.9%
Ares Enhanced Credit Opportunities Fund Class A1	496	AAA	43.6%
280 Funding I - Class A-2 Revolver	495	AAA	37.8%
MortgageIT Securities Corp. Mortgage Loan 2007-2	467	BB	10.8%
Private Residential Mortgage Transaction	437	BBB-	24.4%
Private Residential Mortgage Transaction	430	B	27.3%
Private Residential Mortgage Transaction	405	BB	25.8%
Private Structured Credit Transaction	400	BBB+	N/A
Private Residential Mortgage Transaction	400	BBB	25.3%
Deutsche ALT-A Securities Mortgage Loan 2007-3	389	BB	12.2%
SLM Private Credit Student Loan Trust 2007-A	375	AAA	11.3%
KKR Financial CLO 2007-1	369	AAA	46.5%
CWALT Alternative Loan Trust 2007-HY9 A-1	361	CCC	7.8%
Countrywide Home Equity Loan Trust 2007-D	355	CCC	0.0%
Applebees Enterprises LLC	352	BBB-	N/A
Private Residential Mortgage Transaction	352	B	20.0%
Sandelman Finance 2006-1 Limited Class A-1-A	338	AA	28.0%
SLM Student Loan Trust 2007-6	333	AAA	6.5%
Liberty CLO Ltd Series Class A-1C	324	AAA	33.5%
AAA Trust 2007-2	315	B	39.5%
CDX.NA.IG.4 5-YR 30-100%	315	AAA	29.4%
CDX.NA.IG.4 7-YR 30-100%	315	AAA	29.4%
CDX.NA.IG.4 7-YR 30-100%	315	AAA	29.4%
Symphony Credit Opportunities Fund	308	AAA	22.6%
Ares Enhanced Credit Opportunities Fund Class A2	307	AAA	43.6%
Wasatch CLO, Ltd. A1B	273	AAA	20.8%
Southfork CLO Ltd. Series 2005-A1 Class A1G	273	AAA	26.3%
CDX.NA.IG.8 5-YR 30-100%	272	AAA	29.4%
Alesco Preferred Funding XIV	271	BBB-	33.0%
Cent CDO XI Limited	270	AAA	21.5%
SLM Private Credit Student Loan Trust 2006-C	267	AAA	10.6%
HSAM Long/Short 2007-2	255	AAA	26.7%
Private Residential Mortgage Transaction	252	BBB	34.0%
Babcock & Brown Air Funding I Ltd. Series 2007-1	247	A-	N/A
Kodiak CDO II	241	AA	52.7%
Field Point III, Limited Class A1	236	AA-	19.9%
Sandelman Finance 2006-2, Ltd.	235	AAA	32.4%
Newstar Credit Opportunities Funding II Ltd CL A1T	231	AA	20.1%
United Commercial Mortgage Securities 2007-1	230	A	9.7%
MAC Capital, Ltd. Class A-1L	230	AA	25.6%
Blue Mountain CLO Ltd. 2005-1 Class A1-F	227	AAA	33.7%
CDX.NA.IG.4 7-YR 30-100%	225	AAA	29.4%
Kingsland IV - A1 Term	224	AAA	20.8%
Baker Street CLO II - Class A-1 Term	224	AAA	20.4%
Rait Preferred Funding II, Ltd.	223	AAA	50.2%
Capitalsource Commercial Real Estate CLO 2006-1	221	AAA	42.4%
Taberna Preferred Funding IV, Ltd. Class A-1	219	CCC	40.3%

Total top 50 U.S. structured finance exposures	$16,731

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies.

Assured Guaranty Corp.

Largest Exposures by Sector

As of December 31, 2009

(dollars in millions)

10 Largest Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating[1]	State
Virtua Health	$221	A	NJ
Iowa Health System	198	A+	IA
CHRISTUS Health	167	A+	TX
Integris Health, Inc.	164	AA-	OK
Children's Hospital	162	A+	AL
Fairview Health Services	160	A	MN
Methodist Healthcare	151	A	TN
Spartanburg Regional Medical Center	143	A	SC
Essentia Health	140	A-	MN
Meridian Health System	136	A-	NJ

Total top 10 healthcare exposures	$1,642

10 Largest Non-U.S. Exposures

Credit Name:	Net Par Outstanding	Internal Rating[1]
Prime European RMBS	$952	AAA
Fortress Credit Investments I Class A-1	738	AAA
Essential Public Infrastructure Capital III	677	Super Senior
Essential Public Infrastructure Capital II	634	Super Senior
Global Senior Loan Index Fund 1 B.V.	470	AAA
Private - CLO	373	AAA
Paragon Mortgages (No.13) Plc	360	AAA
Rmf Euro CDO V Plc	350	AAA
Taberna Europe CDO I Plc	346	BBB-
Windmill CLO I Plc	323	AAA

Total top 10 non-U.S. exposures	$5,223

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Corp.

Largest Exposures by Sector

As of December 31, 2009

(dollars in millions)

10 Largest U.S. Residential Mortgage Servicers

Servicer:	Net Par Outstanding
Countrywide Home Loans Servicing LP	$2,036
Wells Fargo Bank Minnesota, N.A.	1,203
GMAC Mortgage Corporation	1,195
American Home Mortgage Acceptance, Inc.	978
JPMorgan Chase Bank	768
Wilshire Credit Corporation	282
Ocwen Federal Bank	257
OneWest Bank Group LLC	245
Carrington Mortgage Services	239
Bank of America, N.A.	229

Total top 10 residential mortgage servicers	$7,432

Assured Guaranty Corp.

Financial Guaranty and Credit Derivatives Surveillance Categories

(dollars in millions)

Net Par Outstanding by BIG Category1

	December 31, 2009
Description:	Net Par Outstanding	% of Total Net Par Outstanding	Number of Credits in Category
Category 1	$1,888	1.4%	42
Category 2	4,246	3.3%	124
Category 3	2,093	1.6%	16

BIG Total	$8,227	6.3%	182

1. Effective January 1, 2009 Assured Guaranty adopted new financial guaranty insurance accounting standard. Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of below investment grade ("BIG") credits. The BIG credits are divided into three categories: BIG Category 1: BIG transactions showing sufficient deterioration to make material losses possible, but for which no losses have been incurred. Non-investment grade transactions on which liquidity claims have been paid are in this category. Intense monitoring and intervention is employed, with internal credit ratings reviewed quarterly. BIG Category 2: BIG transactions for which expected losses have been established but for which no unreimbursed claims have yet been paid. Intense monitoring and intervention is employed, with internal credit ratings reviewed quarterly. BIG Category 3: BIG transactions for which expected losses have been established and on which unreimbursed claims have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains. Intense monitoring and intervention is employed, with internal credit ratings reviewed quarterly.

Assured Guaranty Corp.

Gross Loss and Loss Adjustment Expense ("LAE") Reserves by Type

(dollars in millions)

	As of December 31,
Insurance reserves by type[1]:	2009	2008
Case	$189.8	$91.5
Incurred but not reported and portfolio	1.4	42.2

Total insurance loss and LAE reserves[2]	191.2	133.7
Credit derivative reserves by type:
Case	329.8	-
Portfolio reserves associated with fundamentally sound credits[1]	-	15.2
Portfolio reserves on CMC list[1]	-	22.3

Total credit derivatives loss and LAE reserves	329.8	37.5

Total loss and LAE reserves	$521.0	$171.2

1. The Company adopted new financial guaranty insurance accounting standard, effective January 1, 2009.

2. Includes $0.8 million and $2.9 million as of December 31, 2009 and 2008, respectively, of case reserves in other segment.

Assured Guaranty Corp.

Financial Guaranty Direct and Reinsurance Segment Losses Incurred and Paid (1 of 3)

As of December 31, 2009

(dollars in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions	4Q-09 Incurred Losses	2009 Incurred Losses	4Q-09 Paid Losses	2009 Paid Losses	Gross Reserves	Expected Loss to be Expensed
Financial Guaranty Direct and Reinsurance:
First lien:
Prime first lien	$491.9	$-	$-	$-	$-	$-	$-
Alt-A first lien	2,437.4	17.0	95.7	0.4	1.0	148.7	1.0
Alt-A option ARMs	929.8	16.6	110.3	0.2	0.2	149.2	1.0
Subprime first lien	639.7	4.5	26.9	1.3	2.6	47.3	0.8

Total first lien	4,498.8	38.1	232.9	1.9	3.8	345.2	2.8
Second lien:
CES	235.6	0.9	38.5	8.7	53.1	19.6	0.8
HELOC	621.3	26.7	69.6	28.0	131.7	6.9	0.1

Total second lien	856.9	27.6	108.1	36.7	184.8	26.5	0.9

Total U.S. RMBS	5,355.7	65.7	341.0	38.6	188.6	371.7	3.7
Other structured finance	2,152.4	32.1	35.3	4.2	4.4	95.4	5.2
Public finance	719.0	11.1	47.3	1.5	15.8	51.7	8.6

Total Financial Guaranty Direct and Reinsurance	$8,227.1	$108.9	$423.6	$44.3	$208.8	$518.8	$17.5

Assured Guaranty Corp.

Financial Guaranty Direct and Reinsurance Segment Losses Incurred and Paid (2 of 3)

As of December 31, 2009

(dollars in millions)

Financial Guaranty Insurance Contracts	Total Net Par Outstanding for BIG Transactions	4Q-09 Incurred Losses	2009 Incurred Losses	4Q-09 Paid Losses	2009 Paid Losses	Gross Reserve	Expected Loss to be Expensed
Total Financial Guaranty Direct and Reinsurance:
First lien:
Prime first lien	$25.2	$-	$-	$-	$-	$-	$-
Alt-A first lien	332.3	2.0	13.2	0.3	0.9	23.8	1.0
Alt-A option ARMs	297.7	4.6	7.9	0.1	0.1	19.8	1.0
Subprime first lien	332.4	(0.1)	10.4	0.2	1.0	18.6	0.8

Total first lien	987.6	6.5	31.5	0.6	2.0	62.2	2.8
Second lien:
CES	235.6	0.9	38.5	8.7	53.1	19.6	0.8
HELOC	621.3	26.7	70.1	28.0	131.7	6.9	0.1

Total second lien	856.9	27.6	108.6	36.7	184.8	26.5	0.9

Total U.S. RMBS	1,844.5	34.1	140.1	37.3	186.8	88.7	3.7
Other structured finance	473.5	2.2	5.3	2.4	2.6	48.6	5.2
Public finance	719.0	11.1	47.6	1.5	15.8	51.7	8.6

Total Financial Guaranty Direct and Reinsurance	$3,037.0	$47.4	$193.0	$41.2	$205.2	$189.0	$17.5

Assured Guaranty Corp.

Financial Guaranty Direct and Reinsurance Segment Losses Incurred and Paid (3 of 3)

As of December 31, 2009

(dollars in millions)

Credit Derivatives	Total Net Par Outstanding for BIG Transactions	4Q-09 Incurred Losses	2009 Incurred Losses	4Q-09 Paid Losses	2009 Paid Losses	Gross Reserve
Financial Guaranty Direct and Reinsurance:
First lien
Prime first lien	$466.7	$-	$-	$-	$-	$-
Alt-A first lien	2,105.1	15.0	82.5	0.1	0.1	124.9
Alt-A option ARMs	632.1	12.0	102.4	0.1	0.1	129.4
Subprime first lien	307.3	4.6	16.5	1.1	1.6	28.7

Total first lien	3,511.2	31.6	201.4	1.3	1.8	283.0
Second lien
CES	-	-	-	-	-	-
HELOC	-	-	(0.5)	-	-	-

Total second lien	-	-	(0.5)	-	-	-

Total U.S. RMBS	3,511.2	31.6	200.9	1.3	1.8	283.0
Other structured finance	1,678.9	29.9	30.0	1.8	1.8	46.8
Public finance	-	-	(0.3)	-	-	-

Total Financial Guaranty Direct and Reinsurance	$5,190.1	$61.5	$230.6	$3.1	$3.6	$329.8

Assured Guaranty Corp.

Summary of Statutory Financial and Statistical Data

(dollars in millions)

	Year Ended December 31,
	2009	2008	2007	2006
Statutory Data
Net (loss) income	$(243.1)	$27.7	$71.6	$64.3
Policyholders' surplus	$1,224	$378	$400	$286
Contingency reserve	556	712	582	631

Qualified statutory capital	1,780	1,090	982	917
Unearned premium reserve	887	570	302	239
Loss and LAE reserves	398	15	12	15

Total policyholders' surplus and reserves	3,065	1,675	1,296	1,171
Present value of installment premium	612	566	554	356
Standby line of credit / stop loss	200	200	280	455

Total claims-paying resources	$3,877	$2,441	$2,130	$1,982

Statutory Financial Ratios
Loss and LAE ratio	243.9%	90.3%	(13.5)%	4.5%
Expense ratio	15.4%	11.5%	49.9%	64.8%

Combined ratio	259.3%	101.8%	36.4%	69.3%

Other Financial Information:
Net debt service outstanding (end of period)	$186,606	$164,283	$128,351	$85,522
Net par outstanding (end of period)	130,468	111,025	94,127	68,370
Gross par outstanding (end of period)	180,765	152,801	127,743	91,858
Par reinsured to other Assured Guaranty companies	46,411	37,372	29,087	22,569
Ratios:
Net par insured to statutory capital	73:1	102:1	75:1	75:1
Capital ratio[1]	105:1	151:1	93:1	93:1
Financial resources ratio[2]	48:1	67:1	43:1	43:1
Gross debt service written:
Public finance - U.S.	$78,012	$56,865	$8,142	$3,440
Public finance - non-U.S.	522	771	5,202	7,402
Structured finance - U.S.	2,480	13,228	35,396	26,848
Structured finance - non-U.S.	-	5,265	10,061	5,843

Total gross debt service written	$81,014	$76,128	$58,801	$43,533

1. The capital ratio is calculated by dividing net par and interest insured divided by qualified statutory capital.

2. The financial resources ratio is calculated by dividing net par and interest insured by total claims paying resources.

 Glossary

Below are the brief descriptions of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.'s 10-K report.

        Other public finance:    primarily includes government insured student loans, government-sponsored project finance and structured municipal which includes excess of loss reinsurance on portfolios of municipal credits.

        Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in "tranches," with subordinated tranches providing credit support to the more senior tranches. The Company's financial guaranty exposures generally are to the more senior tranches of these issues.

        Residential Mortgage-Backed Securities ("RMBS") and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate ("ARM") and option adjustable-rate ("Option ARM") mortgages. The credit quality of borrowers covers a broad range, including "prime", "subprime" and "Alt-A". A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

        Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property.

        Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables.

        Commercial Mortgage-Backed Securities ("CMBS") are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multi-family, retail, hotel, industrial and other specialized or mixed-use properties.

        Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

        Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

        Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories.

Endnotes related to non-GAAP financial measures discussed in the financial supplement:

This Financial Supplement references financial measures that are not in accordance with U.S. generally accepted accounting principles ("non-GAAP financial measures"), which management uses in order to assist analysts and investors in evaluating the Assured Guaranty Corp's financial results. These non-GAAP financial measures are defined below. In each case, the most directly comparable financial measure under accounting principles generally accepted in the United States of America (GAAP), if available, is presented and a reconciliation of the non-GAAP financial measure and GAAP financial measure is provided. This presentation is consistent with how Assured Guaranty's management, analysts and investors evaluate the Company's financial results and is comparable to estimates published by analysts in their research reports on Assured Guaranty Corp.

(a)
PVP or present value of new business production: PVP is a non-GAAP financial measure defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, on insurance and credit derivative contracts written in the current period, discounted at 6% for December 31, 2009 and December 31, 2008. Management believes that PVP is a useful measure for management, investors and analysts because it permits the evaluation of the value of new business production for Assured Guaranty Corp. by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives ("Credit Derivative Revenues") do not adequately measure. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6% per year, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, prepayments, amortizations, refundings, contract terminations or defaults that may or may not result from changes in market interest rates, foreign exchange rates, refinancing or refundings, prepayment speeds, policy changes or terminations, credit defaults or other factors. PVP should not be viewed as a substitute for gross written premiums determined in accordance with GAAP.

(b)
Operating income: Operating income is a non-GAAP financial measure defined as net income (loss) adjusted for the following:

  1)
  Elimination of the after-tax realized gains (losses) on the Company's investment portfolios;

  2)
  Elimination of the after-tax non-credit impairment fair value gains (losses) on credit derivatives accounted for as derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses;

  3)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities; and

  4)
  Elimination of goodwill impairment.

  Management believes that operating income is a useful measure for management, investors and analysts because the presentation of operating income clarifies the understanding of the Company's results of operations by highlighting the underlying profitability of its business. Realized gains and losses on the Company's investment portfolios are excluded from operating income because the timing and amount of realized gains and losses are not directly related to the Company's insurance businesses. Both non-credit impairment fair value gains and losses on credit derivatives as well as fair value gains and losses on the Company's committed capital securities are excluded from operating income because these gains and losses do not result in an economic gain or loss and are heavily affected by, and fluctuate, in part, according to changes in market interest rates, credit spreads and other factors. Operating income should not be viewed as a substitute for net income (loss) determined in accordance with GAAP.

(c)
Operating shareholder's equity ("Operating Shareholder's Equity"): Operating shareholder's equity is a non-GAAP financial measure calculated as shareholder's equity reported under GAAP, adjusted for the following fair value adjustments deemed to be unrelated to credit impairment:

  1)
  Elimination of the after-tax unrealized gains (losses) on the Company's investment portfolios, recorded as a component of accumulated comprehensive income, excluding foreign exchange revaluation;

  2)
  Elimination of the after-tax non-credit impairment fair value gains (losses) on credit derivatives accounted for as derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses; and

  3)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities.

  Management believes that operating shareholder's equity is a useful measure for management, investors and analysts because the presentation of this measure clarifies the understanding of the Company's results of operations by highlighting the underlying profitability of its business. Unrealized gains and losses on the Company's investment portfolios recorded in accumulated comprehensive income, non-credit impairment fair value gains and losses on credit derivatives, and fair value gains and losses on the Company's committed capital securities are excluded from operating shareholder's equity because these gains and losses do not result in an economic gain or loss and are heavily affected by, and fluctuate, in part, according to changes in market interest rates, credit spreads and other factors. Operating shareholder's equity should not be viewed as a substitute for shareholder's equity determined in accordance with GAAP.

(d)
Operating return on equity ("Operating ROE"): Operating ROE is a non-GAAP financial measure that represents operating income for the specified period divided by the average of operating shareholder's equity at the beginning and the end of the specified period.

(e)
Adjusted Book Value: Adjusted book value is a non-GAAP financial measure calculated as shareholder's equity adjusted for the following:

  1)
  Elimination of the after-tax unrealized gains (losses) on the Company's investment portfolios, recorded as a component of accumulated comprehensive income, excluding foreign exchange revaluation;

  2)
  Elimination of the after-tax non-credit impairment fair value gains (losses) on credit derivatives accounted for as derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses;

  3)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities;

  4)
  Elimination of after-tax deferred acquisition costs;

  5)
  Addition of the after-tax net present value of expected estimated future revenue on credit derivatives in force, discounted at 6%, and the addition of the after-tax value of net unearned revenue on credit derivatives; and

  6)
  Addition of the after-tax net unearned premium reserve on financial guaranty contracts in excess of net expected loss.

  Management believes that adjusted book value is a useful measure for management, analysts and investors because the calculation of adjusted book value permits an evaluation of the net present value of the Company's in force premiums and shareholder's equity. The premiums included in adjusted book value will be earned in future periods, but may differ materially from the estimated amounts used in determining current adjusted book value due to changes in market interest rates, foreign exchange rates, refinancing or refunding activity, prepayment speeds, policy changes or terminations, credit defaults or other factors. This measure should not be viewed as a substitute for shareholder's equity attributable to Assured Guaranty Corp. determined in accordance with GAAP.

(e)
Net present value of expected estimated future revenue on credit derivatives in force: Net present value of expected estimated future revenue on credit derivatives in force is a non-GAAP financial measure defined as the present value of estimated future revenue from our credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes in excess of expected losses, and discounted at 6%. Management believes that net present value of expected estimated future revenue on credit derivatives in force is a useful measure for management, investors and analysts because it permits an evaluation of the value of future estimated credit derivative revenue. Estimated future credit derivative revenues may change from period to period due to changes in par outstanding, maturity, or other factors that result from market interest rates, foreign exchange rates, refinancing or refunding activity, prepayment speeds, policy changes or terminations, credit defaults or other factors. There is no comparable GAAP financial measure.

Contacts:
Equity Investors:
Sabra Purtill Managing Director, Investor Relations (212) 408-6044 spurtill@assuredguaranty.com
Ross Aron Associate, Investor Relations (212) 261-5509 raron@assuredguaranty.com
Fixed Income Investors:
Assured Guaranty Corp.	Robert Tucker
31 West 52nd Street	Managing Director, Fixed Income Investor Relations
New York, NY 10019	(212) 339-0861
(212) 974-0100	rtucker@assuredguaranty.com
www.assuredguaranty.com
Michael Walker Director, Fixed Income Investor Relations (212) 261-5575 mwalker@assuredguaranty.com
Media:
Betsy Castenir Managing Director, Corporate Communications (212) 339-3424 bcastenir@assuredguaranty.com
Ashweeta Durani Vice President, Corporate Communications (212) 408-6042 adurani@assuredguaranty.com

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Assured Guaranty Corp. Selected Financial Highlights (dollars in millions)
Assured Guaranty Corp. Income Statements (Non-GAAP Presentation) (dollars in millions)
Assured Guaranty Corp. Consolidated Balance Sheets (dollars in millions)
Assured Guaranty Corp. Underwriting Gain (Loss) (Non-GAAP) (dollars in millions)
Assured Guaranty Corp. Claims Paying Resources and Statutory-basis Exposures2 (dollars in millions)
Assured Guaranty Corp. New Business Production (dollars in millions)
Assured Guaranty Corp. Investment Portfolio As of December 31, 2009 (dollars in millions)
Assured Guaranty Corp. Ceded Par Outstanding by Reinsurer (dollars in millions)
Assured Guaranty Corp. Financial Guaranty Profile (1 of 3) (dollars in millions)
Assured Guaranty Corp. Financial Guaranty Direct U.S. RMBS Profile (2 of 4) (dollars in millions)
Assured Guaranty Corp. Financial Guaranty Direct U.S. CMBS Profile (dollars in millions)
Assured Guaranty Corp. Direct U.S. Consumer Receivables Profile (dollars in millions)
Assured Guaranty Corp. Credit Derivative Net Par Outstanding Profile (dollars in millions)
Assured Guaranty Corp. Change in Unrealized Gains (Losses) on Credit Derivatives (dollars in millions)
Assured Guaranty Corp. Below Investment Grade Exposures (1 of 2) As of December 31, 2009 (dollars in millions)
Assured Guaranty Corp. Below Investment Grade Exposures (2 of 2) As of December 31, 2009 (dollars in millions)
Assured Guaranty Corp. Largest Exposures by Sector As of December 31, 2009 (dollars in millions)
Assured Guaranty Corp. Largest Exposures by Sector As of December 31, 2009 (dollars in millions)
Assured Guaranty Corp. Largest Exposures by Sector As of December 31, 2009 (dollars in millions)
Assured Guaranty Corp. Largest Exposures by Sector As of December 31, 2009 (dollars in millions)
Assured Guaranty Corp. Financial Guaranty and Credit Derivatives Surveillance Categories (dollars in millions)
Assured Guaranty Corp. Gross Loss and Loss Adjustment Expense ("LAE") Reserves by Type (dollars in millions)
Assured Guaranty Corp. Financial Guaranty Direct and Reinsurance Segment Losses Incurred and Paid (1 of 3) As of December 31, 2009 (dollars in millions)
Assured Guaranty Corp. Financial Guaranty Direct and Reinsurance Segment Losses Incurred and Paid (2 of 3) As of December 31, 2009 (dollars in millions)
Assured Guaranty Corp. Financial Guaranty Direct and Reinsurance Segment Losses Incurred and Paid (3 of 3) As of December 31, 2009 (dollars in millions)
Assured Guaranty Corp. Summary of Statutory Financial and Statistical Data (dollars in millions)
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